UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
The Securities Exchange Act of 1934

Date of Report: January 3, 2001
(Date of earliest event reported)

NICOLE INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-27079
(Commission file number)

68-0422343
(IRS Employer Identification No.)

83-888 Ave. 51, Coachella, CA 92236
(Address of principal executive offices)

(760) 398-9700
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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ITEM 5. OTHER EVENTS

Reverse Stock Split

Registrant’s Board of Directors approved a one-for-ten (1:10) reverse split of its outstanding shares of Common Stock. The reverse stock split was effective for shareholders of record as of November 27, 2000 (the “Record Date”). As a result of such reverse stock split, every ten (10) shares of Registrant’s Common Stock outstanding on the Record Date was converted into one (1) share of its Common Stock. No fractional shares were issued as a result of the reverse stock split.

Increase in Authorized Shares; Preferred Stock

Concurrently with the reverse stock split described above, Registrant increased the authorized number of shares of its capital stock to 30,000,000 shares, consisting of 25,000,000 shares of Common Stock, $0.01 par value per share, and 5,000,000 shares of undesignated Preferred Stock, $0.01 par value per share. The Board of Directors is authorized to issue the shares of Preferred Stock in one or more series and to determine and alter the rights, preferences privileges and restrictions granted to or imposed upon a wholly unissued series of Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 3, 2001
NICOLE INDUSTRIES, INC.

By: /s/ Ju Young Park
____________________________
Ju Young Park, President

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